SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K




                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




                        Date of Report: November 1, 1997





                         GLOBE BUSINESS RESOURCES, INC.




                       Incorporated under the laws of Ohio


Commission File No. 0-27682           IRS Employer Identification No. 31-1256641



1925 Greenwood Avenue , Cincinnati, Ohio                                   45246
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(Address of Principal Executive Offices)                              (Zip Code)



                                 (513) 771-8221
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              (Registrant's Telephone Number, Including Area Code)



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        ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On November 3, 1997 Globe Business Resources, Inc. ("Globe" or the "Company") acquired privately owned Oxford Furnished Apartments, Inc.("Oxford") pursuant to a Stock Purchase Agreement dated as of November 1, 1997 among Globe, Mary Beth Gadus and Michael J. Gadus.

     The purchase price for the business consists of $6,000,000 in cash and 91,000 shares of Globe common stock. An additional cash payment, payable by March 1, 1998, may be earned contingent upon certain levels of operating income for the twelve months ended December 31, 1997. At closing, Globe paid $6,000,000 in cash and delivered 63,700 shares of common stock. 27,300 shares of common stock were placed in escrow to be distributed November 1, 1998 if certain representations and warranties are met.

     The funds required for the cash component of the purchase price were derived from borrowings under the Company's Credit Agreement with The Fifth Third Bank and PNC Bank.

     Oxford, with operations in Illinois, Indiana, Michigan and Ohio, provides short-term housing to transferring or temporarily assigned corporate personnel, new hires, trainees and consultants. Oxford maintains an inventory in excess of 1,000 housing units and had revenues of approximately $13.0 million for the year ended December 31, 1996.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                 Globe Business Resources, Inc.


                                                    /s/David D. Hoguet
                                                -------------------------------
                                                By:    David D. Hoguet
                                                       Chief Executive Officer





Signed:  November 10, 1997